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                                   EX-99.B(11)




                          INDEPENDENT AUDITORS' CONSENT


Flag Investors International Fund, Inc.

We consent to the use in Post-Effective Amendment No. 17 to the Registration Statement No. 33-28479 of Flag Investors International Fund, Inc. of our report dated November 22, 1996, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Parsippany, NJ


February 24, 1997